SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 30, 1996



                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)



Texas                        0-19797                         74-1989366
(State of                (Commission File                   (IRS employment
incorporation)            Number)                            identification no.)



                              601 North Lamar, #300
                               Austin, Texas 78703
                    (Address of principal executive offices)



Registrant's telephone number, including area code    512-477-5566


                                                          Page 1 of 3 pages
                                                       Exhibit index on page 2

Item 2.  Acquisition or Disposition of Assets.

         On August 30, 1996, the Company completed a merger pursuant to which Fresh Fields Markets, Inc. ("Fresh Fields") became a wholly owned subsidiary of the Company. Fresh Fields owns and operates 22 multi-department, full service natural foods supermarkets in seven states and the District of Columbia. In the merger, holders of Fresh Fields' capital stock and certain securities convertible into shares of Fresh Fields' capital stock received a total of 5,158,011 shares of common stock of the Company. The merger consideration was determined as a result of arms length negotiation between the Company and Fresh Fields, as more fully described in the Company's proxy statement dated July 31, 1996. The merger is being accounted for as a pooling of interests.

         None of the former Fresh Fields stockholders were affiliated with the Company as of the time of the merger, although each of two former shareholders of Fresh Fields has the right to designate a director to the Board of Directors and such shareholders have exercised this right as of August 30, 1996.

         Because the merger consideration consisted entirely of common stock of the Company, the Company did not have any funding requirements in order to effect the merger.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Financial statements of Fresh Fields prepared pursuant to Regulation S-X are included in the Registration Statement on Form S-4, file no. 333-7719 and are incorporated by reference herein.

(b) Pro financial information. Pro forma financial statements of the Company (restated to reflect consummation of the merger and prepared pursuant to Regulation S-X) are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(c)  Exhibits.

2.1 Agreement and Plan of Merger, as amended, dated as of June 17, 1996, by and among Whole Foods Market, Inc., Whole Foods Market Mid-Atlantic, Inc. and Fresh Fields Markets, Inc. (filed as Exhibit 2.1 to Registration Statement on Form S-4, file no. 333-7719 and incorporated by reference herein).

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     WHOLE FOODS MARKET, INC.



Date:  September 13, 1996                          By:   /s/ Glenda Flanagan
                                                        --------------------
                                                             Glenda Flanagan,
                                                         Chief Financial Officer


70939